Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of our report dated March 22, 2012, relating to the consolidated financial statements of Remark Media, Inc. and subsidiaries, for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Pre-Effective Amendment No. 1 to Registration Statement.

/s/ Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
May 7, 2012